UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE:

The purpose of this Form 8-K/A is to correct a typographical error in Item 1.01 of the original Form 8-K as filed on November 11, 2022. The correct signing date of the Stock Transfer Agreement by and among Philux Global Group Inc. (f/k/a PHI Group, Inc.), Tin Thanh Group Joint Stock Company (“TTG”) and Mr. Tran Dinh Quyen, the holder of at least fifty-one percent (51.00%) of equity ownership in TTG, was August 13, 2022 not August 13, 2023.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreements

A. Second Amendment to the Stock Transfer Agreement that was signed on August 13, 2022 by and among Philux Global Group Inc. (f/k/a PHI Group, Inc.), Tin Thanh Group Joint Stock Company (“TTG”) and Mr. Tran Dinh Quyen, the holder of at least fifty-one percent (51.00%) of equity ownership in TTG.

Effective November 11, 2022, Philux Global Group Inc. (f/k/a PHI Group, Inc.), Tin Thanh Group Joint Stock Company (“TTG”) and Mr. Tran Dinh Quyen signed a SECOND AMENDMENT TO STOCK TRANSFER AGREEMENT AND COOPERATION AGREEMENT with respect to the afore-mentioned STOCK TRANSFER AGREEMENT dated August 13, 2022, as follows:

1. AGREEMENT

1.1 Closing Date. The Closing Date shall be within one hundred twenty (120) days following the signing of the Stock Transfer Agreement, unless amended otherwise in writing by TTG, the Majority Shareholder and PGG.

1.2 Within these 30 days of extension, TTG agrees with PGG that the parties try to promote all investment programs that PGG has proposed as soon as possible. The two parties agreed that the capital raised by PGG would be jointly managed by the two parties and prioritized to invest in TTG’s projects, and then implement other external investment projects.

1.3 After the expiration of extension of the Contract term as prescribed in this Agreement, if PGG has not yet paid the total purchase price to buy shares of TTG and PGG’s investment package has not yet materialized as planned, the parties will perform the swap transaction as follows:

- Majority Shareholder of TTG shall transfer 51% share of TTG to the Company to be assigned by PGG.

- Philux Global Group Inc. (stock symbol: PHIL) shall transfer shares of Philux Global Group Inc. to Mr. Tran Dinh Quyen in order for Mr. Tran Dinh Quyen to own the number of shares equal to Mr. Henry Fahman’s shares and voting rights in Philux Global Group Inc. Mr. Tran Dinh Quyen shall be the Co-Chairman of Philux Global Group Inc.

1.4 PGG commits that PGG shall arrange a sum of money via PHIL’s shares up to US$ 10 million to serve TTG projects that are being implemented in the United States before December 15, 2022.

1.5. The Parties agreed that Mr. Henry Fahman shall be a member of Management Board of TTG.

1.6. That Parties agreed that TTG and PGG shall unify to become a large organization to cooperate and develop projects in Vietnam and other countries around the world that TTG is investing in.

The foregoing description of the Second Amendment to Stock Transfer Agreement and Cooperation Agreement with respect to the Stock Transfer Agreement dated August 13, 2022 by and among the Registrant, TTG and Mr. Tran Dinh Quyen is qualified in its entirety by reference to the full text of said Second Agreement to Stock Transfer Agreement and Cooperation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Second Amendment to Stock Transfer Agreement and Cooperation Agreement by and among Philux Global Group, Inc. (f/k/a PHI Group, Inc.), Tin Thanh Group Joint Stock Company (“TTG”) and Mr. Tran Dinh Quyen, the holder of at least fifty-one percent (51.00%) of equity ownership in TTG, with respect to the afore-mentioned Stock Transfer Agreement dated August 13, 2022 by the parties hereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2022

PHILUX GLOBAL GROUP INC. (f/k/a PHI GROUP, INC.)
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and Chief Executive Officer